EXHIBIT 7.4


                          VOTING AND SUPPORT AGREEMENT
                              AND IRREVOCABLE PROXY



                                 July ___, 1999



Blue Dolphin Exploration Company
801 Travis, Suite 2100
Houston, Texas 77002

Dear Sirs:

      The undersigned understands that Blue Dolphin Exploration Company ("Investor"), and American Resources Offshore, Inc. (the "Company") are entering into an Investment Agreement (the "Agreement") pursuant to which Company will sell and Investor will purchase a number of shares of the Company's common stock, par value $.00001 per share (the "Common Stock"), that will result in Investor owning, immediately after the Closing (as defined in the Agreement), 75% of the voting power of all classes of the Company's voting securities.

      The undersigned is a stockholder of the Company (the "Stockholder") and is entering into this letter agreement to induce the Investor to enter into the Agreement and to consummate the transactions contemplated thereby. Capitalized terms used herein without definition have the meanings given them in the Agreement

      The Stockholder confirms his agreement with Investor as follows:

      1. The Stockholder represents, warrants to Investor that:

            (a) the undersigned is the record or beneficial owner of the number of shares of Common Stock set forth beneath his name below (collectively, the "Shares") free and clear of all liens, claims, charges, encumbrances, voting agreements and commitments of any kind whatsoever, except as specifically set forth in the schedule attached to this letter agreement;

            (b) the undersigned has full legal right, power, authority and capacity to execute and deliver this letter agreement, and to perform and observe the provisions of this letter agreement; and

Blue Dolphin Exploration Company
July ___, 1999
Page 2


            (c) this letter agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

      2. The Stockholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, the undersigned will not, and will not permit any entity controlled by Stockholder to, (i) contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible there into or any voting rights with respect thereto, other than with Investor's prior written consent, (ii) consent to any amendment to the certificate of incorporation or bylaws of the Company or (iii) encumber any of the Shares.

      3. The Stockholder agrees that, immediately prior to the Closing Date, but in any event not later than 5:00 p.m. two (2) days before the Closing Date, the undersigned will cause all shares of Series 1993 8% Convertible Preferred Stock and securities convertible into Common Stock, including, but not limited to, options, warrants and rights (collectively, the "Convertible Securities"), if any, owned by the Stockholder to be converted and exercised into Common Stock and shall cause all other Convertible Securities to be canceled without cost to the Company.

      4. The Stockholder agrees, from the date hereof until the Agreement is terminated in accordance with its terms, that: (i) the undersigned shall vote or cause to be voted all of the Shares owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly, to approve (a) the Agreement, (b) the Purchase and Sale Agreement, (c) the Southern Disposition, (d) a 10-for-1 reverse stock split of the Common Stock, (e) each of the transactions contemplated thereby and (f) for the directors nominated for election which have been designated by the Investor (collectively, the "Proxy Items"); (ii) the undersigned will cause the holders of record of Common Stock beneficially owned by the undersigned to grant an irrevocable proxy, substantially in the form of Exhibit A hereto, to the Investor; and (iii) that the Shares will not be voted in favor of any other Acquisition Proposal during such period.

      5. The Stockholder agrees to cooperate fully with Investor in connection with the Agreement and to support transactions contemplated thereby. The Stockholder agrees that the undersigned will not, and will not instruct its agents, employees or representatives or the officers, employees, agents or representatives of the Company to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

Blue Dolphin Exploration Company
July ___, 1999
Page 3


      6. None of the information relating to the Stockholder to be supplied in writing by the Stockholder specifically for inclusion in the Notice and Proxy Statement (and any amendments thereto), at the time the Notice and Proxy Statement is first published, sent or given to the Company's stockholders, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7. This letter agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and shall not be assigned by operation of law or otherwise; provided that the Investor may assign any of its rights and obligations to any of its affiliates, but no such assignment shall relieve the Stockholder of its obligations hereunder.

      8. The invalidity or unenforceability of any provision of this letter agreement in any jurisdiction shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect in such jurisdiction, or the validity or enforceability of such provision in any other jurisdiction. The Stockholder acknowledges that Investor will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder contained herein. It is accordingly agreed that, in addition to any other remedies that may be available to Investor upon the breach by the Stockholder of such covenants and agreements, Investor shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

      9. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. Any judicial proceeding brought against any party hereto with respect to this letter agreement, or any transaction contemplated hereby, may be brought in the Federal District Court for the Southern District of Texas and, by execution and delivery of this letter agreement, each of the parties hereto (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this letter agreement, subject, in each case, to all rights to appeal such decisions to the extent available to the parties and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each party hereto hereby

Blue Dolphin Exploration Company
July ___, 1999
Page 4


waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in this letter agreement, and service so made shall be deemed completed on the fifth business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LETTER AGREEMENT WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      10. The Stockholder as the record owner of the number of shares of Common Stock set forth beneath its name below, for good and valuable consideration the legal sufficiency of which is hereby acknowledged by the undersigned, agrees to, and hereby grants to Investor an irrevocable proxy pursuant to the provisions of
Section 212 of the Delaware General Corporation Law to vote at all annual and special meetings of the stockholders of Company, and any postponements or adjournments thereof, or to execute and deliver written consents or otherwise act with respect to, all shares of Common Stock now owned by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Delaware corporation in connection with the approval of the Proxy Items. The undersigned hereby affirms that this proxy is given as a condition of this letter agreement and as such is coupled with an interest and is irrevocable. This proxy shall terminate on ,
                 .

      THIS PROXY, AS IT IS COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE COMMON STOCK.

      11. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

      12. This letter agreement may be terminated at the option of any party at any time after termination of the Agreement in accordance with its terms.

Blue Dolphin Exploration Company
July ___, 1999
Page 5


      Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                Very truly yours,



                                _______________________________________________
                                [NAME OF SHAREHOLDER]



                                _______________________________________________
                                Number of shares of Common Stock owned
                                  beneficially



                                _______________________________________________
                                Number of shares of Common Stock owned of record



Confirmed on the date first above written

BLUE DOLPHIN EXPLORATION COMPANY


By: ____________________________
    ____________________________

Blue Dolphin Exploration Company
July ___, 1999
Page 6

                                    EXHIBIT A

                                IRREVOCABLE PROXY


      The undersigned as the record owner of , shares of common stock, par value $.00001 per share (the "Common Stock"), of American Resources Offshore, Inc. (the "Company"), for good and valuable consideration the legal sufficiency of which is hereby acknowledged by the undersigned, agrees to, and hereby grants to Blue Dolphin Exploration Company, a Delaware corporation ("Blue Dolphin"), an irrevocable proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law and that certain Voting and Support Agreement and Irrevocable Proxy, dated as of July ___, 1999, between Blue Dolphin and [Stockholder] (the "Voting Agreement"), to vote at all annual and special meetings of the stockholders of the Company, and any postponements or adjournments thereof, or to execute and deliver written consents or otherwise act with respect to, all shares of Common Stock now owned by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Delaware corporation in connection with the approval of the (i) Investment Agreement, (ii) Purchase and Sale Agreement, (iii) Southern Disposition, (iv) a 10-for-1 reverse stock split of the Common Stock,
(v) each of the transactions contemplated thereby and (vi) the election of directors of the Company, all as contemplated by and defined in the Voting Agreement. The undersigned hereby affirms that this proxy is given as a condition of said Voting Agreement and as such is coupled with an interest and is irrevocable. This proxy shall terminate on December 31, 1999.

      THIS PROXY, AS IT IS COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE COMMON STOCK.


      Dated this ______ day of July, 1999.


                                         ____________________________________
                                         (Signature of Shareholder)

                              SUPPLEMENTAL PROXY


      WHEREAS, the undersigned as the record owner of , shares of common stock, par value $.00001 per share (the "Common Stock"), of American Resources Offshore, Inc. (the "Company"), has granted an irrevocable proxy to Blue Dolphin Exploration Company, a Delaware corporation ("Blue Dolphin") dated , 1999 (the "Irrevocable Proxy"); and

      WHEREAS, the undersigned desires to extend such matters to which Blue Dolphin may exercise such Irrevocable Proxy.

      NOW THEREFORE, the undersigned for good and valuable consideration the legal sufficiency of which is hereby acknowledged by the undersigned, agrees to, and hereby grants to Blue Dolphin the right to exercise such Irrevocable Proxy to vote at all annual and special meetings of the stockholders of the Company, and any postponements or adjournments thereof, or to execute and deliver written consents or otherwise act with respect to, all shares of Common Stock now owned by the undersigned as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Delaware corporation in connection with (i) those matters set forth in the Voting and Support Agreement and Irrevocable Proxy, (ii) the approval of the increase in authorized shares of capital stock, (ii) the approval of the elimination of the staggered board of directors, and (iii) any other matters that may properly come before the annual meeting.

      The undersigned hereby affirms that this proxy is coupled with an interest and is irrevocable. This proxy shall terminate on December 31, 1999.

      THIS PROXY, AS IT IS COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE COMMON STOCK.

      Dated this ______ day of September, 1999.



                                        _______________________________________
                                        (Signature of Shareholder)